FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2003

AZZ incorporated

(Exact name of Registrant as specified in its charter)

TEXAS	1-12777	75-0948250
(State or Other Jurisdiction of Incorporation or Organization)	Commission File No.	(I.R.S. Employer Identification Number)

University Center 1, Suite 200

1300 South University Drive

Fort Worth, TX 76107

(Address of principal executive offices,

Including zip code)

Registrant’s Telephone Number, including Area Code: (817) 810-0095

ITEM 5.    OTHER EVENTS

AZZ incorporated (the “Registrant”) entered into an amendment dated as of March 7,2003 (the “Second Amendment”) to its Amended and Restated Revolving and Term Credit Agreement dated as of November 1, 2001 (as since amended the “Credit Agreement”) with Bank of America, N. A. which amended certain terms and provisions of the Credit Agreement by reducing the amortization on the Term Note, extending the maturity date of the Term Note and the Revolving Note and revising the provisions of various financial covenants, including the rolling ninety day EBITDA covenant as of December 31, 2002 which brought Registrant back into compliance with that covenant. A fee of approximately $225,000 was paid for this amendment.

FORWARD LOOKING STATEMENTS

Except for the statements of historical fact, this report may contain “forward-looking statements” that involve risks and uncertainties that are detailed from time to time in documents filed by the Company with the SEC. Those risks, uncertainties, and factors include, but are not limited to: change in demand, prices and raw material cost, including zinc which is used in the hot dip galvanizing process; changes in the economic conditions of the various markets the Company serves, foreign and domestic, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement the Company’s growth strategy; and customer demand and response to products and services offered by the Company. The Company can give no assurance that such expectations will prove to be correct.

ITEM	7. EXHIBITS

The following exhibit is filed as part of this report.

Exhibit 10(32)	Second Amendment to Amended and Restated Revolving and Term Loan Credit Agreement dated March 7, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated

DATE:	3/10/ 2003	By:	/s/ Dana Perry
Dana Perry Vice President Finance Chief Financial Officer